UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2012, HealthStream, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). The final voting results of the proposals which were described in more detail in the proxy statement filed with the Securities and Exchange Commission on April 13, 2012, are set forth below.

(1)	Election of three directors in Class III for a term of three years and until their successors are duly elected and qualified:

	FOR	WITHHELD	BROKER NON VOTES
C. Martin Harris, M.D.	19,354,331	226,735	6,308,547
Frank Gordon	19,353,807	227,259	6,308,547
Robert A. Frist, Jr.	19,331,991	249,075	6,308,547

In addition to the foregoing directors, the remaining directors not up for re-election at the Annual Meeting continue to serve on the Board of Directors.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
25,674,991	112,132	102,490	0

(3)	Adoption of a non-binding advisory resolution on the Company’s executive compensation as described in the Company’s 2012 proxy statement (“say-on-pay”):

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
19,478,549	31,804	70,713	6,308,547

(4)	Adoption of a non-binding advisory recommendation on the frequency with which the Company conducts future say-on-pay votes:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON VOTES
17,869,440	266,738	1,393,997	50,891	6,308,547

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 30, 2012	HEALTHSTREAM, INC.

	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer